EXHIBIT 11.1

                         EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of basic and diluted earnings per share

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                           1998         1999
                                                         --------     --------

Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share           4,904,663   4,921,257
                                                         =====================
Basic Earnings Per Share                                                 $0.14
                                                                     =========

Diluted:
  Weighted average common and common equivalent          4,904,663   4,921,257
    shares outstanding
  Effect of shares issuable under stock plans               30,382     161,928
    using the treasury method
  Effect of shares contingently issuable under warrants          -      13,971
    issued with the 8% subordinated debentures using
    the treasury stock method
                                                         =====================
  Shares used in computing diluted earnings per share    4,935,045   5,097,156
                                                         =====================
Diluted Earnings Per Share                                               $0.14
                                                                     =========